UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BLUCORA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 29, 2021, Blucora, Inc. (the “Company”) sent an email to stockholders in connection with the Company’s 2021 annual meeting of stockholders. A copy of such communication can be found below.

March 29, 2021

Hello everyone,

Many of you have sent us questions about ways in which employees can continue to help the Company as we navigate the proxy contest in connection with this year’s annual meeting of stockholders, scheduled for April 21, 2021.

First, I want to reiterate that the best way to help is to remain focused on your goals, especially during this critical season for both of our businesses. Business results matter!

The other way to help, if you are a Blucora stockholder, is by voting. I understand this process may be confusing as you receive proxy cards both in the mail and via email. One is from our Board of Directors and the other is from Ancora Catalyst Institutional, LP (“Ancora”). To help decipher between the two, I’d like to clarify how voting works and which proxy card to use to support Blucora’s Board of Directors.

Remember: BLUE is for Blucora

Many of you likely received an email notification from your personal brokerage accounts (e.g., E*Trade or Fidelity) or from an email address associated with proxyvote.com. Please pay special attention to the color of the proxy card and the “Vote Now!” box, which is highlighted below.  In order to vote in-line with our Board’s recommendation, we encourage you to click “Vote Now!” when the color of both the card and the “Vote Now!” button is BLUE. The text underneath the image will state that “This request for Voting Instruction is being solicited by the Board of Directors and represents the agenda on the BLUE CARD.”

The last vote you submit will be the only one that counts, so we encourage you to vote the BLUE proxy card now and disregard any white proxy cards sent to you by Ancora via mail or email.

Depending on how you hold your Blucora shares (employee stock purchase plan or restricted stock), you may receive multiple BLUE cards. If you receive multiple proxy cards, you should vote each BLUE card because they may cover shares in different accounts. We urge you to submit your vote on each BLUE proxy card you receive to ensure that all of your shares are voted.

We urge you not to submit any vote using a white proxy card.  Voting to “WITHHOLD” with respect to any of Ancora’s nominees on a white proxy card is not the same as voting “FOR” the Board’s nominees.  Also, if you have accidentally submitted a vote on the white card, simply go and vote the BLUE card as that will cancel out the vote on the white card.

Thank you all for your continued hard work and dedication! If you have questions, please don’t hesitate to reach out to me directly.

Ann Bruder

Chief Legal, Development and Administrative Officer

Blucora

Important Additional Information and Where to Find It

Blucora, Inc. (the “Company”) has filed a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Company’s definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.blucora.com.